UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2020

ICF International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(703) 934-3000

Not Applicable
(Former name or former address, if changed since last report.)

 Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	ICFI	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)     On September 1, 2020, the Board of Directors (the “Board”) of ICF International, Inc. (the “Company”) increased the size of the Company’s Board from eight (8) to nine (9) members and appointed Ms. Marilyn Crouther to the Board. Effective September 2, 2020, Ms. Crouther shall be a Class II director, serving until the Company’s annual meeting of stockholders in 2023, subject to her prior death, resignation or removal from office as provided by law. Ms. Crouther has been designated a member of the Audit Committee of the Board.

Ms. Crouther currently serves as CEO & Principal at Crouther Consulting LLC, which provides consulting services to information technology (“IT”) companies, corporate executives, and small businesses. She has more than 30 years of experience in the IT industry. She previously served as Senior Vice President and General Manager for Hewlett Packard Enterprise – Enterprise Services’ $3 billion U.S. Public Sector business.  She also played a pivotal role in the merger of Hewlett Packard Enterprise – Enterprise Service and Computer Sciences Corporation, leading to the creation of a new company, DXC Technology. Ms. Crouther was appointed by the Commonwealth of Virginia Senate Committee on Rules to the Innovation and Entrepreneurship Investment Authority.  She serves on the Board of Directors for the Center for Innovative Technology and the Information Technology Senior Management Forum.

Ms. Crouther earned a Bachelor of Professional Accountancy from Mississippi State University. She is a graduate of the Southern Methodist University Finance Certificate Program and the Thunderbird Executive Development Program. She is a Certified Public Accountant and a member of the Texas Society of Public Accountants.

There is no arrangement or understanding between Ms. Crouther - and any other person pursuant to which she was appointed as a director of the Company. In connection with her service, Ms. Crouther will receive the Company’s standard director’s compensation package for 2020 received by the Company’s current non-employee directors, as discussed in the Company’s Proxy Statement filed on April 17, 2020, prorated for the time she serves during 2020. Ms. Crouther does not have any other current or proposed material arrangements or transactions with related person to be disclosed pursuant to Item 404(a) of Regulation S-K.

The press release containing this announcement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated September 1, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICF International, Inc.

Date: September 1, 2020	By:	/s/ James E. Daniel
James E. Daniel
Executive Vice President, General Counsel & Secretary